As filed with the Securities and Exchange Commission on June 9, 2006
Registration No. 333-44830

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
eFUNDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	39-1506286
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
Gainey Center II, 8501 N. Scottsdale Rd, Ste 300, Scottsdale, Arizona 85253
(Address of principal executive offices) (Zip Code)
eFUNDS CORPORATION 2000 STOCK INCENTIVE PLAN , AS AMENDED
(Full title of the plan)

Paul F. Walsh
Chairman and Chief Executive Officer	Copy to:Robert A. Rosenbaum, Esq.
eFunds Corporation	Dorsey & Whitney LLP
Gainey Center II	50 South Sixth Street, Ste 1500
8501 N. Scottsdale Rd, Ste 300	Minneapolis, Minnesota 55402-1498
Scottsdale, Arizona 85253	(612) 340-5681
(480) 629-7700
(Name, address and telephone number, including area code, of agent for service)
This Post-Effective Amendment No. 1 shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.
The purpose of this Post-Effective Amendment is the deregistration of 1,987,533 shares of Common Stock $.01 par value of eFunds Corporation under the Plan.

PART II.
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
     The following is a list of exhibits filed as part of this Post-Effective Amendment No. 1, which are incorporated herein:
24.1	Power of Attorney.
Item 9. Undertakings.
Pursuant to Item 512(a)(3), this Post-Effective Amendment No. 1 is filed in order to deregister securities remaining unissued under Registration Statement No. 333-44830, filed on August 30, 2000. The eFunds Corporation 2000 Stock Incentive Plan, as amended (the “Plan”), was adopted in connection with the Company’s initial public offering in order to provide options and other equity-based compensation for employees and others. Registration Statement No. 333-44830 covered 9,100,000 shares of common stock, $.01 par value, of eFunds Corporation that were issuable under the Plan. As of the date hereof, 9,956,407 options for, and 542,925 restricted stock units convertible into, shares of eFunds common stock have been issued under the Plan, 3,069,059 of which have been exercised or converted, 3,193,910 of which have expired or been cancelled (and therefore were eligible for reissuance under the Plan), and 4,043,408 of which remain outstanding. The Plan was terminated by the Company’s Board of Directors on May 18, 2006 and no further awards may be issued thereunder. Pursuant to the undertaking contained in Registration Statement No. 333-44830 to remove any securities registered which remain unissued at the time of termination, this Amendment No. 1 is being filed to deregister the 1,987,533 shares of common stock which remain reserved for issuance under the Plan in connection with possible future awards.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration No. 333-44830 on Form S-8 has been signed by the following persons in the capacities indicated on June 9, 2006.

Signature	Title

*	Chairman of the Board and Chief
Paul F. Walsh	Executive Officer (principal
executive officer)

/s/ George W. Gresham	Executive Vice President and Chief
George W. Gresham	Officer (principal financial and
accounting officer)

*	Director
Richard J. Almeida

*	Director
John J. (Jack) Boyle III

*	Director
Janet M. Clarke

*	Director
Richard J. Lehmann

*	Director
Robert C. Nakasone

*	Director
Sheila A. Penrose

Director
Hatim A. Tyabji
By his signature set forth below, Steven F. Coleman, pursuant to duly executed Powers of Attorney filed with this Post-Effective Amendment No. 1 to Registration Statement No. 333-44830 on behalf of the persons whose signatures are printed above, in the capacities set forth opposite their respective names.

*	by /s/ Steven F. Coleman
Steven F. Coleman, Attorney-in-Fact

EXHIBIT INDEX
The following exhibits are filed as a part of or are incorporated in this Post-Effective Amendment No. 1 by reference:

Exhibit Number	1 Description	Method of Filing
24.1	Power of Attorney	Filed herewith